EXHIBIT 16.1

March 14, 2022

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Starco Brands, Inc.

Commission File Number 000-54892

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Starco Brands, Inc. in Item 4.01 of its Form 8-K dated March 14, 2022, captioned “Changes in Registrant’s Certifying Accountant.” We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

 /s/ Haynie & Company

Haynie & Company